Exhibit 99.1

NEWS RELEASE

	Contacts:	Alan Krenek, Chief Financial Officer Basic Energy Services, Inc. 432-620-5510
FOR IMMEDIATE RELEASE		Jack Lascar/Sheila Stuewe DRG&E / 713-529-6600
BASIC ENERGY SERVICES ANNOUNCES PRELIMINARY 2010
FOURTH QUARTER AND YEAR END RESULTS AND
EXPECTED 2011 CAPITAL EXPENDITURES
MIDLAND, Texas — February 1, 2011 — Basic Energy Services, Inc. (NYSE: BAS) (“Basic”) announced today it expects to report unaudited 2010 fourth quarter and year end financial results for key metrics within the following ranges:

	Three Months Ended		Twelve Months Ended
	December 31, 2010		December 31, 2010
($ in millions)	Low	High	Low	High
	(unaudited)		(unaudited)
Total revenues	$212	$214	$727	$729
Operating income (loss)	$7	$9	$(25)	$(23)
Net loss	$(3)	$(1)	$(44)	$(42)
EBITDA*	$41	$43	$112	$114
Adjusted EBITDA*	$42	$44	$113	$115

*	See “Reconciliation of Non-GAAP Financial Measures” below for a discussion and reconciliation of these non-GAAP financial measures.
The financial information presented above was, in the view of management, prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, our financial performance for the 2010 fourth quarter and year ended December 31, 2010.
Although Basic’s 2010 fourth quarter and year end final results are not yet available, based upon information available to us, we are not aware and do not anticipate that our operating results for the fourth quarter and year end will be adversely affected, in the aggregate, by material or unusual adverse non-operating events for the fourth quarter 2010, and we do not believe that, during the fourth quarter, we incurred material additional borrowings or other liabilities, contingent or otherwise. Nevertheless, our actual results for the 2010 fourth quarter and year end may differ from these expectations and from the estimates disclosed above. We do not as a matter of course make public projections as to future sales, earnings or other results. However, in the context of other disclosures being made to other persons in a private transaction, our management has prepared the above outlook for the 2010 fourth quarter and year end.
For 2011, we currently expect to spend approximately $136 million for capital expenditures, including approximately $96 million of cash capital expenditures and $40 million for capital leases. Of that $136 million, we currently expect to allocate approximately 51% for expansion capital, 29% for replacement capital, 13% for maintenance capital expenditures and the remaining 7% will be used for other refurbishment and general and administrative capital expenditures. We also anticipate that we will allocate approximately 40% of our capital expenditures to fluid services and 39% to completion and remedial services, with the remainder dedicated to our other segments and general and administrative. Based on our view of short-term operating conditions, our capital expenditure program may be increased or decreased accordingly. We also do not budget for acquisitions in the normal course of business.
Reconciliation of Non-GAAP Financial Measures
This release contains references to the non-GAAP financial measure of earnings (net income) before interest, taxes, depreciation and amortization, or “EBITDA.” This release also contains references to the non-GAAP financial measure of earnings (net income) before interest, taxes, depreciation, amortization, gain or loss on disposal of assets, and the gain on bargain purchase, or “Adjusted EBITDA.” EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, Basic believes EBITDA and Adjusted EBITDA are useful supplemental financial measures used by its management and directors and by external users of its financial statements, such as investors, to assess:
•	The financial performance of its assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of its assets to generate cash sufficient to pay interest on its indebtedness; and

•	Its operating performance and return on invested capital as compared to those of other companies in the well servicing industry, without regard to financing methods and capital structure.
EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Limitations to using EBITDA as an analytical tool include:
•	EBITDA does not reflect its current or future requirements for capital expenditures or capital commitments;

•	EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, its debt;

•	EBITDA does not reflect income taxes;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate EBITDA differently than Basic does, limiting its usefulness as a comparative measure.
In addition to each of the limitations with respect to EBITDA noted above, the limitations to using Adjusted EBITDA as an analytical tool include:
•	Adjusted EBITDA does not reflect our gain or loss on disposal of assets;

•	Adjusted EBITDA does not reflect our gain on bargain purchases; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than Basic does, limiting its usefulness as a comparative measure.
The following table reconciles our ranges of estimated net loss, the most comparable GAAP financial measure, to our range of estimated EBITDA for each of the periods indicated:

	Three months		Twelve months
	Ended December 31, 2010		Ended December 31, 2010
	Low	High	Low	High
($ in millions)	(Unaudited)		(Unaudited)
Reconciliation of Net Income (Loss) to EBITDA:
Net income (loss)	$(3)	$(1)	$(44)	$(42)
Income taxes	(2)	0	(26)	(24)
Net interest expense	12	11	47	46
Depreciation and amortization	34	33	135	134

EBITDA	$41	$43	$112	$114

The following table presents a reconciliation of our ranges of estimated net loss to “Adjusted EBITDA,” which means our EBITDA excluding the loss on extinguishment of debt charge, gain on bargain purchase, and gain or loss on disposal of assets:

	Three months		Twelve months
	Ended December 31, 2010		Ended December 31, 2010
	Low	High	Low	High
($ in millions)	(Unaudited)		(Unaudited)
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$(3)	$(1)	$(44)	$(42)
Income taxes	(2)	0	(26)	(24)
Gain on bargain purchase	0	(1)	(1)	(2)
Net interest expense	12	11	47	46
(Gain) loss on disposal of assets	1	2	2	3
Depreciation and amortization	34	33	135	134

Adjusted EBITDA	$42	$44	$113	$115

Basic Energy Services provides well site services essential to maintaining production from the oil and gas wells within its operating area. The company employs more than 4,500 employees in more than 100 service points throughout the major oil and gas producing regions in Texas,

Louisiana, Oklahoma, New Mexico, Arkansas, Kansas, and the Rocky Mountain and Appalachian regions.
Additional information on Basic Energy Services is available on the Company’s website at http://basicenergyservices.com.
Safe Harbor Statement
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Basic has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including (i) changes in demand for our services and any related material impact on our pricing and utilizations rates, (ii) Basic’s ability to execute, manage and integrate acquisitions successfully, (iii) changes in our expenses, including labor or fuel costs and financing costs, and (iv) regulatory changes. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of Basic’s Form 10-K for the year ended December 31, 2009 and subsequent Form 10-Qs filed with the SEC. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that anticipated results will be achieved. Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise.
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